Exhibit 10.1

EXECUTION COPY

FIFTH AMENDMENT TO LOAN AGREEMENT

FIFTH AMENDMENT TO LOAN AGREEMENT, dated as of July 18, 2017 (this “Fifth Amendment”) to that certain Revolving Credit, Term Loan and Security Agreement, dated as of June 3, 2015 (as amended, restated, amended and restated, refinanced, replaced, supplemented, modified or otherwise changed from time to time, the “Loan Agreement”), by and among Motorcar Parts of America, Inc., a New York corporation (“Borrower”), the other Persons from time to time party thereto as guarantors, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) and PNC Bank, National Association (“PNC”), as agent for the Lenders (PNC in such capacity, together with its successors and assigns in such capacity, “Agent”).

WHEREAS, Borrower has notified Agent that Borrower intends to acquire pursuant to that certain Share Purchase Agreement, dated July 18, 2017 (such date, the “Share Purchase Date”) (the “Share Purchase Agreement”), by and between the Buyer (as defined therein) and the Sellers (as defined therein), all of the issued and outstanding Equity Interests of the Corporation (as defined therein) (the “Target”) (such share purchase, the “Share Purchase”);

WHEREAS, the Buyer is a direct Subsidiary of Borrower;

WHEREAS, Borrower intends to cause the Buyer and the Target to amalgamate (the “Amalgamation”) promptly after the Fifth Amendment Effective Date (as defined below) and to form a new direct Subsidiary of Borrower (such new Subsidiary, the “Amalgamated Company”); and

WHEREAS, in connection with the Share Purchase, Borrower, Agent and the Required Lenders wish to amend certain terms and provisions of the Loan Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.             Defined Terms.  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Loan Agreement.

2.             Amendments.

(a)        Existing Definitions.

(i)                Clause (c) of the definition “Permitted Acquisitions” is hereby amended and restated in its entirety to read as follows:

“(c)          with respect to the acquisition of Equity Interests, such target shall (i) have a Consolidated EBITDA of not less than negative $2,000,000, calculated in accordance with GAAP immediately prior to such acquisition, (ii) be added as a Loan Party to this Agreement and be either jointly and severally liable for, or guarantee, all Obligations, unless the target is a FSHCO or a Foreign Subsidiary) and (iii) grant to Agent a first priority lien in all assets of such target, unless the target is a FSHCO or a Foreign Subsidiary;”

(ii)               Clause (c) of the definition “Permitted Indebtedness” is hereby amended and restated in its entirety to read as follows:

“(c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.7, which Indebtedness at any time does not exceed the amounts set forth in Section 7.7(a) and Section 7.7(b), respectively;”

(iii)              The definition of “Pledge Agreement” is hereby amended and restated in its entirety to read as follows:

“Pledge Agreements” shall mean (i) that certain Pledge Agreement, dated as of the Closing Date, by and among MPA, Motorcar Mexico and Agent, (ii) that certain Pledge Agreement, dated as of the Amalgamation  Effective Date, by and among MPA and Agent and (iii) any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations.”

(b)        New Definitions.  The following new definitions are hereby added to the Loan Agreement in appropriate alphabetical order:

“Amalgamation Effective Date” has the meaning assigned to such term in the Fifth Amendment.

“Fifth Amendment” means that certain Fifth Amendment to Loan Agreement, dated as of July 18, 2017, by and among Borrower, Agent and the Lenders party thereto.

“Fifth Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of the Fifth Amendment are fulfilled or waived.

(c)        Schedule 5.2(b) is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

3.             Conditions to Effectiveness.  The effectiveness of this Fifth Amendment is subject to the fulfillment of each of the following conditions precedent (the date such conditions are fulfilled or are waived by Agent is hereinafter referred to as the “Fifth Amendment Effective Date”):

(a)        Representations and Warranties; No Event of Default.  The following statements shall be true and correct: (i) the representations and warranties contained in this Fifth Amendment, ARTICLE V of the Loan Agreement and in each other Loan Document, certificate, or other writing delivered to Agent or any Lender pursuant hereto or thereto on or prior to the Fifth Amendment Effective Date are true and correct in all material respects (and in all respects if such representation and warranty is already qualified by materiality or by reference to a Material Adverse Effect) on and as of the Fifth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (and in all respects if such representation and warranty is already qualified by materiality or by reference to a Material Adverse Effect) on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date or would result from this Fifth Amendment becoming effective in accordance with its terms.

(b)        Execution of Amendment.  Agent and the Required Lenders shall have executed this Fifth Amendment and shall have received a counterpart to this Fifth Amendment, duly executed by each Loan Party.

(c)        Payment of Fees, Etc.  Borrower shall have paid, on or before the Fifth Amendment Effective Date, all fees and invoiced costs and expenses then payable by Borrower pursuant to the Loan Documents, including, without limitation, Section 16.9 of the Loan Agreement.  All fees under this Section 3(c) shall be fully earned and payable as of the Fifth Amendment Effective Date, and may be charged by Agent to the Borrower’s Account.

(d)        Secretary’s Certificate.  Agent shall have received a certificate of the Secretary or Assistant Secretary of Borrower in form and substance satisfactory to Agent dated as of the Fifth Amendment Effective Date which shall certify the incumbency and signatures of the officers of Borrower authorized to execute this Fifth Amendment and the other Loan Documents.

(e)        Existing Indebtedness.  Agent shall have received evidence from Borrower that Borrower has (i) repaid in full all Indebtedness for borrowed money of the Target under the Target’s current credit facilities and (ii) delivered to Agent all documents or instruments needed to release all Liens securing such Indebtedness or other obligations of the Target and its Subsidiaries under such credit facilities, in each case, satisfactory to Agent.

(f)         Share Purchase Documents.  Agent shall have received (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, Loan Parties would be in compliance with the financial covenants set forth in Section 6.5 of the Loan Agreement as of the most recent fiscal quarter end, (ii) financial statements of the Target for the two (2) most recent fiscal years then ended, which financial statements shall be in form and substance reasonably acceptable to Agent and (iii) any third party reports that the Loan Parties have received in connection with the Share Purchase.

(g)        Share Purchase Documents.  Agent shall have received an officers certificate from an authorized officer of Borrower (I) certifying on and as of the Share Purchase Date that (1) all terms and conditions set forth in the Share Purchase Agreement have been satisfied (or waived, provided that any such waiver shall require the prior written consent of Agent) in all material respects on or prior to the Share Purchase Date and that the Share Purchase Agreement and all other material documents and agreements related to the Share Purchase are in full force and effect on the Share Purchase Date, (2) after giving effect to the Fifth Amendment, the Share Purchase constitutes a “Permitted Acquisition” under and in accordance with the terms and conditions of the Loan Agreement, (3) after giving effect to the Fifth Amendment, no Default or Event of Default shall have occurred and be continuing on such date or would result from the consummation of the transactions contemplated by the Share Purchase and the incurrence of any Advances to be made on or prior to the Share Purchase Date to fund the Share Purchase and (4) (i) there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no written representations made or written information supplied to Agent or Lenders in connection with the Share Purchase, when taken as a whole, shall have been proven to be inaccurate or misleading in any material respect and (II) attaching copies of the final executed copies of the Share Purchase Agreement and all other material documents and agreements related to the Share Purchase, which Share Purchase Agreement shall not have been amended or modified in any manner materially adverse to the interests of the Lenders since the drafts provided to Agent on July 14, 2017, except as consented to in writing by Agent in Agent’s sole discretion.

4.             Representations and Warranties.  Each Loan Party represents and warrants as follows:

(a)        Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Fifth Amendment, and to consummate the transactions contemplated hereby and by the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)        Authorization, Etc.  The execution, delivery and performance by each Loan Party of this Fifth Amendment, and the performance of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Organizational Documents or any Applicable Law in any material respect or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c)        Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Body is required in connection with the due execution, delivery and performance of this Fifth Amendment by the Loan Parties, and the performance of the Loan Agreement, as amended hereby.

(d)        Enforceability of this Fifth Amendment.  This Fifth Amendment and the Loan Agreement, as amended hereby, when delivered hereunder, will be a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e)        Representations and Warranties; No Event of Default.  The statements in Section 3(a) of this Fifth Amendment are true and correct.

(f)        Share Purchase.

(i)                After giving effect to this Fifth Amendment, the Share Purchase constitutes a Permitted Acquisition under and is otherwise permitted by the terms and conditions of the Loan Agreement.

(ii)               Immediately after giving effect to the consummation of the Share Purchase, Loan Parties shall have Undrawn Availability of at least $30,000,000 at such time.

(iii)              All Indebtedness for borrowed money of the Target under the Target’s current credit facilities has been repaid in full and any and all Liens securing such Indebtedness have been irrevocably terminated and released.

5.             Post-Closing Covenants. Within ten (10) Business Days of the Fifth Amendment Effective Date (or such later date as permitted by Agent in its sole discretion) (the date such conditions are fulfilled is hereafter referred to as the “Amalgamation Effective Date”):

(a)        The Amalgamation shall have occurred.

(b)       Representations and Warranties. The following statements shall be true and correct:

(i)                The Amalgamated Company Pledge Agreement (as defined below) and the Loan Agreement create in favor of Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on the Pledged Equity; and

(ii)               Upon the filing of the PPSA financing statements and other applicable filings pursuant to and under the PPSA, such security interest in and Lien on the Pledged Equity granted thereby shall be a perfected first-priority security interest and Lien, free and clear of Liens, other than Permitted Encumbrances and no further recordings or filings are or will be required in connection with creation and perfection of such security interest and Lien, other than the filing of continuation statements in accordance with Applicable Law.

(c)        Pledge Agreement.  Agent shall have received a duly executed and delivered pledge agreement (the “Amalgamated Company Pledge Agreement”) from Borrower with respect to sixty-five percent (65%) of the issued and outstanding Equity Interests of the Amalgamated Company (such Equity Interests, the “Pledged Equity”) in form and substance satisfactory to Agent.

(d)        First Priority Security Interest.  Agent shall have (i) been granted a perfected first priority Lien on the Pledged Equity, (ii) received customary PPSA searches and other appropriate evidence evidencing the absence of any other Liens on the Pledged Equity, other than Permitted Encumbrances and (iii) received (A) appropriate PPSA financing statements duly filed in such offices as may be necessary or, in the opinion of Agent, desirable to perfect the Lien created under the Loan Agreement and the Amalgamated Company Pledge Agreement and (B) evidence satisfactory to Agent of the filing of such PPSA financing statements.  For the purposes of this Fifth Amendment, “PPSA” shall mean the Personal Property Security Act (Ontario) or any other applicable Canadian federal, territorial or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, Liens, hypothecs on personal and moveable property, and any successor statutes, together with any regulations thereunder, in each case as amended and in effect from time to time.

(e)        Legal Opinion.  Agent shall have received the executed legal opinion of Stikeman Elliot LLP, Canadian counsel to the Loan Parties, in form and substance reasonably satisfactory to Agent which shall cover such matters incident to the transactions contemplated by the Loan Documents as Agent may reasonably require.

(f)         Amalgamation Documents and Other Deliverables.  Agent shall have received (i) true, correct and complete copies of the certificate of amalgamation and notice of articles with respect to the Amalgamated Company, in each case, issued by the applicable Governmental Body (such documents, the “Amalgamation Documents”), as in full force and effect on the Amalgamation Effective Date and certified by an authorized officer of Borrower and (ii) such other documents, certificates, filings and other evidence, as may be reasonably requested by Agent in connection with the Amalgamation Documents, the Amalgamated Company Pledge Agreement and the transactions contemplated thereby.

6.             Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Loan Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof.  Notwithstanding the foregoing, Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent and the Lenders’ rights, interests, security and/or remedies under the Loan Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Fifth Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Fifth Amendment Effective Date directly arising out of, connected with or related to this Fifth Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

7.             No Novation; Reaffirmation and Confirmation.

(a)        This Fifth Amendment does not extinguish the obligations for the payment of money outstanding under the Loan Agreement or discharge or release the lien or priority of any mortgage, security agreement, pledge agreement or any other security therefore.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Fifth Amendment shall be construed as a release or other discharge of Borrower under the Loan Agreement, or the other Loan Documents, as amended hereby, from any of its obligations and liabilities as “Borrower” thereunder.

(b)       Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document, as amended hereby, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to it set forth in each Loan Document, as amended hereby, which remain in full force and effect, and (iii) confirms, ratifies and reaffirms that the security interest granted to Agent, for the benefit of Agent and the Lenders, pursuant to the Loan Documents, as amended hereby, in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of Agent, for the benefit of Agent and the Lenders, with the same force, effect and priority in effect both immediately prior to and after entering into this Fifth Amendment.

8.             Miscellaneous.

(a)        Continued Effectiveness of the Loan Agreement and the Other Loan Documents.  Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Fifth Amendment Effective Date (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Fifth Amendment and (ii) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Fifth Amendment.  To the extent that the Loan Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Fifth Amendment shall not operate as an amendment of any right, power or remedy of Agent and the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

(b)        Counterparts.  This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Fifth Amendment by fax or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Fifth Amendment.

(c)        Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

(d)        Costs and Expenses.  Borrower agrees to pay on demand all fees, costs and expenses of Agent and the Lenders in connection with the preparation, execution and delivery of this Fifth Amendment.

(e)         Fifth Amendment as Other Document.  Each Loan Party hereby acknowledges and agrees that this Fifth Amendment constitutes an “Other Document” under the Loan Agreement.  Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Fifth Amendment, which representation or warranty is (A) subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made, or (B) not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Fifth Amendment (subject to any applicable notice or grace periods under the Loan Agreement).

(f)        Severability.  Any provision of this Fifth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)        Governing Law.  This Fifth Amendment shall be governed by and construed in accordance with, the laws of the State of New York.

(h)        Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS FIFTH AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

MOTORCAR PARTS OF AMERICA, INC.

By: /s/ Selwyn Joffe
Name: Selwyn Joffe
Title: Chairman, President and Chief Executive Officer

Signature Page to Fifth Amendment to Loan Agreement

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Albert Sarkis
Name: Albert Sarkis
Title: Senior Vice President

Signature Page to Fifth Amendment to Loan Agreement

LENDERS:

TIAA, FSB fka EVERBANK

By: /s/ Christopher Norrito
Name: Christopher Norrito
Title: Credit Officer

Signature Page to Fifth Amendment to Loan Agreement

ISRAEL DISCOUNT BANK OF NEW YORK

By: /s/ Dionne S. Rice
Name: Dionne S. Rice
Title: First Vice President

By: /s/ Richard Miller
Name: Richard Miller
Title: Senior Vice President

Signature Page to Fifth Amendment to Loan Agreement

SCOTTRADE BANK

By: /s/ Ann M. Sutter
Name: Ann M. Sutter
Title: Senior Vice President

Signature Page to Fifth Amendment to Loan Agreement

Schedule 5.2(b)
to
Revolving Credit, Term Loan and Security Agreement

Subsidiaries of Motorcar Parts of America, Inc.

MVR Products Pte Ltd
Unijoh Sdn. Bhd.
Motorcar Parts de Mexico, S.A. de C.V.
Motorcar Parts of Canada, Inc.
Central Auto Parts (Shanghai) Co., Ltd.
1123356 B.C. LTD.
D&V Electronics Ltd.

Schedule 5.2(b) - 1